November 14, 2025 © 2025 Scholar Rock, Inc. All rights reserved. Q3 2025 Earnings Call 1 Exhibit 99.2

Q3 EARNINGS CALL © 2025 Scholar Rock, Inc. All rights reserved. 2 TOPIC SPEAKER BUSINESS UPDATE David L. Hallal Chairman & Chief Executive Officer R&D PROGRESS Akshay Vaishnaw, M.D., Ph.D. President of R&D COMMERCIAL UPDATE Keith Woods Chief Operating Officer COMPANY FINANCIALS Vikas Sinha Chief Financial Officer Q&A SESSION

Forward-looking statements © 2025 Scholar Rock, Inc. All rights reserved. 3 © 2025 Scholar Rock, Inc. All rights reserved. This presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding Scholar Rock’s future expectations, plans and prospects, including without limitation, Scholar Rock’s expectations regarding its growth, strategy, progress and timing of its clinical trials for apitegromab, SRK-439 and its preclinical programs, and indication selection and development timing, including the timing of any regulatory submissions and anticipated approvals, the therapeutic potential, clinical benefits and safety of any product candidates, its ability to address the observations identified in the complete response letter, its cash runway into 2027, expectations regarding commercial launch timing in the US and in Europe, expectations regarding a new fill finish facility and the achievement of important milestones, the ability of any product candidate to perform in humans in a manner consistent with earlier nonclinical, preclinical or clinical trial data, and the potential of its product candidates and proprietary platform. The use of words such as “may,” “might,” “could,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “intend,” “future,” “potential,” or “continue,” and other similar expressions are intended to identify such forward-looking statements. All such forward-looking statements are based on management's current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, Scholar Rock’s ability to manage expenses or provide the financial support, resources and expertise necessary to identify and develop product candidates on the expected timeline; information provided or decisions made by regulatory authorities; competition from third parties that are developing products for similar uses; Scholar Rock’s ability to obtain, maintain and protect its intellectual property; and Scholar Rock’s dependence on third parties for development and manufacture of product candidates including, without limitation, to supply any clinical trials as well as those risks more fully discussed in the section entitled "Risk Factors" in Scholar Rock’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, as well as discussions of potential risks, uncertainties, and other important factors in Scholar Rock’s subsequent filings with the Securities and Exchange Commission. Any forward-looking statements represent Scholar Rock’s views only as of today and should not be relied upon as representing its views as of any subsequent date. All information in this presentation is as of the date of the presentation, and Scholar Rock undertakes no duty to update this information unless required by law. Apitegromab and SRK-439 have not been approved for any use by the FDA or any other regulatory agency and the safety and efficacy of apitegromab and SRK-439 have not been established.

BUSINESS UPDATE © 2025 Scholar Rock, Inc. All rights reserved. 4 David L. Hallal Chairman and Chief Executive Officer

R&D PROGRESS © 2025 Scholar Rock, Inc. All rights reserved. 5 Akshay Vaishnaw, M.D., Ph.D. President of R&D

COMMERCIAL UPDATE © 2025 Scholar Rock, Inc. All rights reserved. 6 Keith Woods Chief Operating Officer

COMPANY FINANCIALS © 2025 Scholar Rock, Inc. All rights reserved. 7 Vikas Sinha Chief Financial Officer

CLOSING REMARKS © 2025 Scholar Rock, Inc. All rights reserved. 8 David L. Hallal Chairman and Chief Executive Officer

Q&A © 2025 Scholar Rock, Inc. All rights reserved. 9